Exhibit 4.3

FORM OF

PSAV, INC.

REGISTRATION RIGHTS AGREEMENT

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [●], 2016, by and among PSAV, Inc., a Delaware corporation (together with its successors and assigns, the “Issuer”), the GS Investor Group (as hereinafter defined), Olympus (as hereinafter defined, and together with the GS Investor Group, the “Investors”), the FS Group (as hereinafter defined), the Management Holders (as hereinafter defined) and the other signatories hereto who execute an agreement to bound to this Agreement in the form of Exhibit A hereto and any other Person who becomes a party hereto.

WHEREAS, the Holders (as defined below) own Registrable Securities (as defined below); and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise; provided, that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding Shares of, the Issuer.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Issuer.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

“Commission” means the United States Securities and Exchange Commission.

“Damages” has the meaning set forth in Section 3.01(a).

“Demand Maximum Offering Size” has the meaning set forth in Section 2.01(d).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FS Group” means, collectively, Race Street Funding LLC, FS Investment Corporation II and their Permitted Transferees.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“GS Holder” means any holder of Registrable Securities that is an Affiliate of Goldman, Sachs & Co.

“GS Investor Group” means Broad Street Principal Investments, L.L.C., Bridge Street 2013 Holdings, L.P., MBD 2013 Holdings, L.P. and their Permitted Transferees.

“Holder” means any GS Holder, any Olympus Holder, each member of the FS Group (to the extent holding Registerable Securities), the Management Holders or any other holder of Registrable Securities who is a party hereto and their Permitted Transferees.

“Initial Public Offering” means any initial underwritten sale of Share Equivalents of the Issuer, any of its Subsidiaries or any Person that holds, directly or indirectly, all of the Share Equivalents or assets of the Issuer, pursuant to an effective Registration Statement under the Securities Act filed with the Commission on Form S-1 (or a successor form) after which sale such Share Equivalents are (a) listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (b) registered under the Exchange Act.

“Indemnified Party” shall mean (i) each Management Holder of the Issuer, (ii) each officer and director of the Issuer and (iii) each Holder and their respective Affiliates, officers, managers, directors, employees, shareholders, partners, members, advisors or sub-advisors.

“Indemnifying Party” has the meaning set forth in Section 3.01(c).

“Inspectors” has the meaning set forth in Section 2.05(g).

“Investors” has the meaning set forth in the Preamble.

“IPO Indemnified Parties” has the meaning set forth in Section 3.01(a).

“Issuer” has the meaning set forth in the Preamble.

“Management Holder” means (i) [●] and their Permitted Transferees and (ii) any Holder who is, or was, at any time an employee, officer, manager, director or consultant of, or other Person rendering services to, the Issuer or any of its Subsidiaries and is designated a Management Holder by the Board and their Permitted Transferees.

“Olympus Holder” means any holder of Registrable Securities that is an Affiliate of Olympus Advisors LLC, including for the avoidance of doubt, each Olympus Investor.

“Olympus” or “Olympus Investor” means Olympus Growth Fund VI, L.P. and its Permitted Transferees.

“Participating Holder” shall mean any Holder holding Registrable Securities covered by a Registration Statement.

“Permitted Transferee” means, (i) with respect to any Investor, (x) any Affiliate of such Investor or (y) any passive Person, vehicle, account or fund that is managed, sponsored or advised by, pursuant to the terms of the Investment Advisers Act of 1940, as amended, such Investor or any Affiliate thereof, so long as the decision-making control with respect to such interests after such Transfer to such passive Person, vehicle, account or fund remains with such Investor or any Affiliate thereof, (ii) with respect to any member of the FS Group, GSO Capital Partners, LP and any Affiliate of GSO Capital Partners, LP and (iii) with respect to any Holder who is an individual, (A) in the event of such Holder’s death, such Holder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (B) a trust, the beneficiaries of which include only such Holder and the spouse and lineal descendants of such Holder and pursuant to which the Holder retains all of the voting interest in the Issuer, (C) a charitable trust pursuant to which the Holder retains all of the voting interests in the Issuer, or (D) a closely held company with respect to which the Holder together with the Holder’s immediate family holds 100% of the beneficial interests.

“Person” means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Piggyback Maximum Offering Size” has the meaning set forth in Section 2.02(b).

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Public Offering” means a public offering and sale of Share Equivalents for cash pursuant to an effective registration statement under the Securities Act.

“Records” has the meaning set forth in Section 2.05(g).

“Registrable Securities” shall mean, at any time, any Share Equivalents (other than non-participating, non-convertible preferred stock) of the Issuer held by any Investor (including any Olympus Holder and any GS Holder), Management Member or any of their respective Permitted Transferees; provided, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold or are eligible to be sold or distributed pursuant to Rule 144 or Rule 145 without limitation as to time and volume, or (iii) which have been registered for resale pursuant to an effective Registration Statement on a Form S-8 (or any successor or similar form); and provided, further, that, (i) for the avoidance of doubt, all Registrable Securities held by the Investors, the FS Group or a Management Holder shall remain subject to Section 4.12 of this Agreement and (ii) any Share Equivalents held by a member of the FS Group shall be considered “Registrable Securities” for purposes of this Agreement for so long as the FS Group is a party to this Agreement pursuant to Section 4.11(h).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, FINRA fees and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Issuer (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 2.05(h) hereof), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of any counsel to the Investors, (ix) fees and expenses in connection with any review of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the Issuer or its officers in connection with their compliance with Articles II, III and Sections 4.08, 4.09 and 4.12 hereof.

“Registration Statement” shall mean any registration statement of the Issuer, under the Securities Act which permits the Public Offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Share Equivalents” means (i) Shares, stock or other equity interests (including other classes or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or duties different from, senior to or more favorable than existing classes and series of Shares, stock and other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Shares, stock or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Shares, stock or other equity interests. Unless the context otherwise indicates, the term “Share Equivalents” refers to Share Equivalents of the Issuer.

“Shares” means the shares of common stock, par value $0.01 per share, of the Issuer, and any securities into which such shares of common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock.

“Shelf Registration” has the meaning set forth in Section 2.03(a).

“Shelf Request” has the meaning set forth in Section 2.03(a).

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of the date hereof, among the Issuer and the Investors, as the same may be amended from time to time in accordance with the terms thereof.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least twenty-five percent (25%) of the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Tag-Along Notice” has the meaning set forth in Section 4.11(b).

“Tag-Along Notice Period” has the meaning set forth in Section 4.11(c).

“Tag-Along Offer” has the meaning set forth in Section 4.11(b).

“Tag-Along Person” has the meaning set forth in Section 4.11(c).

“Tag-Along Portion” means, for any Tagging Person in a Tag-Along Sale, the number of Share Equivalents equal to the product obtained by multiplying (x) the number of Share Equivalents owned by the Tagging Person by (y) a fraction (A) the numerator of which is equal to the number of Share Equivalents proposed to be sold by the Tag-Along Seller and (B) the denominator of which is equal to the number of Share Equivalents then owned by such Tag-Along Seller.

“Tag-Along Response Notice” has the meaning set forth in Section 4.11(c).

“Tag-Along Right” has the meaning set forth in Section 4.11(c).

“Tag-Along Sale” has the meaning set forth in Section 4.11(a).

“Tag-Along Seller” has the meaning set forth in Section 4.11(a).

“Transfer” means, with respect to any Share Equivalents, every absolute or conditional method of transferring a legal or equitable, record or beneficial, direct or indirect ownership (including the granting of an option or other right, or through the transfer of capital stock of any Person that holds, or controls any Person that holds an interest) of a Holder’s interest in the Issuer, or a part thereof, whether voluntarily, involuntarily, or by operation of law (including a change in beneficiaries or trustees of a trust) and including directly or indirectly (including through one or more transfers) selling, exchanging, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise create, incur or assume any encumbrance with respect to, such interest; provided, however, that a Transfer shall not include any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, conveyance, gift, pledge, mortgage or other disposition (a) of an interest in The Goldman Sachs Group, Inc., including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law; (b) of a limited partnership interest in Olympus or any membership interest in OGP VI, LLC, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law; or (c) of an interest in FS Investment Corporation or FS Investment Corporation II, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.03(d).

“Withdrawing Holders” has the meaning set forth in Section 2.04(c).

Section 1.02. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration.

(a) Registration Request. At any time after the six (6) month anniversary of the consummation by the Issuer of the Initial Public Offering, each Investor may request in writing that the Issuer effect the registration under the Securities Act of all or any portion of their Registrable Securities, specifying the intended method of disposition thereof (each such request, a “Demand Registration”), and the Issuer shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Securities for which such Investor has requested registration under this Section 2.01(a); provided, that the Issuer shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by such Investor in such Demand Registration are at least $25,000,000.

(b) Effective Registration. At any time prior to the effective date of the Registration Statement relating to such Demand Registration, the Investor who requested the registration may revoke their registration request without liability to such Investor, by providing a notice to the Issuer revoking such request.

(c) Registration Expenses. The Issuer shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such registration is effected; provided, that the Participating Holders holding Registrable Securities shall each pay their pro rata portion (based on the number of shares each Participating Holder is selling) of all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

(d) Reduction of Public Offering. Subject to Section 2.02(b), if a Demand Registration involves a public offering and the managing underwriter advises the Issuer and the Investors that, in its view, the number of Registrable Securities that the Investors, the Holders (pursuant to Section 2.02) and the Issuer propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Demand Maximum Offering Size”), the Issuer shall only include in such registration Registrable Securities of the Investors and the Holders up to the Demand Maximum Offering Size (with the number of Registrable Securities of the Investors and the Holders included in such registration reduced pro rata based on their relative number of Registrable Securities requested to be included in the Demand Registration).

(e) Deferral or Suspension of Registration Statement. The Issuer may defer the filing (but not the preparation) of a Registration Statement, or suspend the continued use of a Registration Statement, required by this Section 2.01 for a period of up to thirty (30) days after the request to file a Registration Statement if at the time the Issuer receives the request to register Registrable Securities, the Issuer or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction.

(i) A deferral of the filing of a Registration Statement, or the suspension of the continued use of a Registration Statement, pursuant to this Section 2.01(e), shall be promptly lifted, and the requested Registration Statement shall be filed as expeditiously as possible, in the case of a deferral, if the negotiations or other activities are disclosed or terminated.

(ii) In order to defer the filing of a Registration Statement, or suspend the continued use of a Registration Statement, pursuant to this Section 2.01(e), the Issuer shall promptly (but in any event within five (5) days), upon determining to seek such deferral or suspension, deliver to the Investors a certificate signed by the Board stating that the Issuer is deferring such filing, or suspending the continued use of a Registration Statement, pursuant to this Section 2.01(e) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay.

(iii) The Issuer may defer the filing, or suspend the continued use of, a particular Registration Statement pursuant to this Section 2.01(e) no more than twice in any twelve (12) month period; provided, that there must be an interim period of at least ninety (90) days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period.

(iv) In the event the Issuer exercises its rights under this Section 2.01(e), the Issuer will, within ten (10) days following receipt by the Investors of the notice of deferral or suspension, as the case may be, update the deferred or suspended Registration Statement as may be necessary to permit the Investors to resume use thereof in connection with the offer and sale of its Registrable Securities in accordance with applicable law.

Section 2.02. Piggyback Registration.

(a) Participation. If the Issuer proposes to register any Share Equivalents under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person (including a Shelf Registration or a Demand Registration by an Investor), but other than (i) a registration on a Form S-4 (or any successor or similar form) in connection with a direct or indirect acquisition by the Issuer of another Person, (ii) a registration on a Form S-8 (or any successor or similar form), or (iii) an Initial Public Offering unless Registrable Securities of an Investor are registered, the Issuer shall at each such time give prompt written notice at least fifteen (15) days prior to the anticipated filing date of the Registration Statement relating to such registration to each Holder holding Registrable Securities hereunder, which notice shall set forth such Holder’s rights under this Section 2.02 and shall offer such Holder the opportunity to include in such Registration Statement all or any portion of the Registrable Securities held by such Holder (a “Piggyback Registration”), subject to the restrictions set forth herein. Notwithstanding anything herein to the contrary, the piggyback rights in this Section 2.02 shall not apply in the case of Management Holders to a non-marketed block trade.

(i) Upon any such request of any such Holder made within fifteen (15) days after the receipt of notice from the Issuer (which request shall specify the number of Registrable Securities intended to be registered by such Holder), the Issuer shall use its reasonable best efforts to effect the registration under the Securities Act of all such Registrable Securities that the Issuer has been so requested to register by all such Holders; provided, that if such registration involves a Public Offering, all such Holders requesting to be included in the Issuer’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Issuer or any other selling equity holders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested and (iv) such information furnished in writing to the Issuer by such Person or on behalf of such Person expressly for use in the Registration Statement; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

(ii) If, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 2.02(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer or the initiating Holders, as applicable, shall decide for any reason not to register such securities, the Issuer shall give notice to all such Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Issuer of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Issuer shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b) Reduction of Piggyback Offering. If a Piggyback Registration involves a Public Offering and the managing underwriter advises the Issuer that, in its view, the number of Registrable Securities that the Issuer and all selling Holders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Piggyback Maximum Offering Size”), the Issuer shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i) first, such number of Registrable Securities proposed to be registered for the account of the Issuer, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size; and

(ii) second, all Registrable Securities requested to be included in such registration by any Holders pursuant to Section 2.01 and this Section 2.02 (the Registrable Securities in this clause (ii) allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among such Holders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration and, if applicable, Demand Registration); provided, however, that notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the Initial Public Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other Holders’ securities are included in such offering.

Section 2.03. Shelf Registration.

(a) Shelf Registration Request. As soon as reasonably practicable after the Initial Public Offering, the Issuer will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. At any time after the Issuer becomes eligible to use Form S-3 registration or a similar short-form registration, upon receipt of a written request (the “Shelf Request”) from either of the Investors that the Issuer file a “shelf” Registration Statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short form Registration Statement), covering the resale of Registrable Securities, the Issuer shall (i) consistent with the terms of this Agreement, cause the Shelf Registration to be filed with the Commission as soon as practicable (but in no event later than twenty (20) days following its receipt of the Shelf Request) and (ii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause such Shelf Registration to be declared effective by the Commission as soon as possible.

(b) Effectiveness. The Issuer shall use reasonable best efforts to maintain in effect, supplement and amend, if necessary the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably requested by the Investors and will furnish to the holders of Registrable Securities copies of any supplement or amendment to such Shelf Registration after the close of business at least one (1) Business Day prior to such supplement, amendment or document being used and/or filed with the SEC.

(i) If at any time the Shelf Registration ceases to be effective, then the Issuer shall use its reasonable best efforts to file and cause to become effective a new “shelf” registration statement as promptly as practicable. If, after the Shelf Registration has become effective, any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or other Person with regulatory authority over the Issuer is threatened, then the Issuer shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration or any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably practicable.

(c) Limitation. The provisions of this Section 2.03 shall be applicable to each take-down from a Shelf Registration initiated under this Section 2.03 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the reasonably anticipated gross proceeds from any such take-down from a Shelf Registration initiated under this Section 2.03 shall equal at least $10,000,000.

(d) Shelf Registration Expenses. The Issuer shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any underwritten resale of Registrable Securities which is not pursuant to a Demand Registration under Section 2.01 and with respect to which such Shelf Registration is expressly being utilized to effect such resale (an “Underwritten Shelf Take-Down”); provided, that the Participating Holders holding Registrable Securities shall each pay their pro rata portion (based on the number of shares each Participating Holder is selling) of all underwriting discounts, selling commissions and stock transfer taxes applicable to such resale of Registrable Securities.

Section 2.04. Lock-Up Agreements.

(a) Lock-up. In connection with each underwritten Public Offering and if requested by the managing underwriter, the Holders agree not to effect any public sale or private offer or distribution (other than a distribution-in-kind pro rata to all stockholders, limited partners or members, as the case may be, or to immediate family members, of such Holder) of any Registrable Securities during the ten (10) days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed ninety (90) days (one-hundred and eighty (180) days in the case of the Initial Public Offering) as may be requested by the managing underwriter; provided, that such lock-up agreements are also required from all directors, executive officers and Holders who hold Registrable Securities; provided, further, that each such director, executive officer or Holder referenced in the foregoing proviso, shall enter into such lock-up agreements if so required. Notwithstanding the foregoing, this Section 2.04 shall not apply to any sale by a Holder or a director or officer of a Holder of Share Equivalents acquired in open market transactions or block purchases by such Holder or its Affiliates subsequent to the Initial Public Offering. Any discretionary waiver or reduction of the requirements under the foregoing provisions made by the Issuer or the applicable lead managing underwriters shall apply to each Holder on a pro rata basis except as otherwise agreed in any lock-up agreement delivered by a Holder to the underwriter(s) in connection with any underwritten Public Offering.

(b) Notwithstanding anything herein to the contrary, if the Issuer shall, at any time, register under the Securities Act an offering and sale of Registrable Securities held by the Holders for sale to the public pursuant to an underwritten Public Offering, the Issuer shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the Investors.

(c) At any time following the Initial Public Offering, the Investors may elect (on behalf of themselves and their Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the Issuer, to withdraw from the provisions of Articles II, III and Sections 4.08, 4.09 and 4.12 and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of Articles II, III and Sections 4.08, 4.09 and 4.12 and the Share Equivalents held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Securities” under this Agreement. At any time following the withdrawal of the Investors (as provided in the preceding sentence), the FS Group (on behalf of themselves and their Affiliates) shall be permitted to withdraw from the provisions of Articles II, III and Sections 4.08, 4.09, 4.10, and 4.12 pursuant to this Section 2.04(c) and shall be deemed a Withdrawing Holder hereunder. No withdrawal pursuant to this Section 2.04(c) shall release any Withdrawing Holder from its indemnification and contribution rights and obligations, if any, pursuant to Article III.

Section 2.05. Registration Procedures. Whenever any Holders request that any Registrable Securities be registered pursuant to, and in accordance with, Section 2.01, Section 2.02, or Section 2.03 hereof, subject to the provisions of such Sections, the Issuer shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Issuer shall, as expeditiously as possible, and, if the Issuer is not qualified for the use of Form S-3, no later than sixty (60) days from the date of receipt by the Issuer of the written request, and if the Issuer is qualified for use of Form S-3, no later than forty-five (45) days from the date of receipt by the Issuer of the written request, prepare and file with the Commission a Registration Statement on any form for which the Issuer then qualifies and the managing underwriter, if any, and the Investors shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective for a period of not less than one-hundred and eighty (180) days or in the case of a Shelf Registration, not less than two (2) years (or such shorter period in which all of the Registrable Securities of the Investors included in such Registration Statement shall have actually been sold thereunder); provided, however, that such one-hundred and eighty (180) day period or two (2) year period, as applicable, shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of an underwriter and, in the case of any Shelf Registration, subject to compliance with applicable Commission rules, such two (2) year period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold.

(b) Prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, the Issuer shall furnish to each Participating Holder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement as proposed to be filed, and thereafter the Issuer shall furnish to such

Holder and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(c) After the filing of the Registration Statement, the Issuer shall (i) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of the time when such Registration Statement has been declared effective or a supplement or amendment to any prospectus forming a part of such Registration Statement has been filed, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and shall incorporate such information as the managing underwriter or underwriters and the Investors agree should be included therein relating to the plan of distribution, (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition thereof by the Holders set forth in such Registration Statement or supplement to such prospectus, and (iv) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Issuer shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable Holders to consummate the disposition of the Registrable Securities owned by them; provided, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(e) The Issuer shall immediately notify each Holder holding Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder and file with the Commission any such supplement or amendment.

(f) The Board shall have the right to select the underwriter or underwriters in connection with any Public Offering, provided that the holders of a majority of the Registrable Securities included in any Demand Registration or Underwritten Shelf Take-Down shall have the right to select the underwriter or underwriters in connection with such Public Offering. In connection with any Public Offering, the Issuer shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement on the part of the selling Holders is not more extensive than the indemnity described in Section 3.01(b) hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA. The Issuer shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities. Each Holder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Issuer, the Issuer shall make available for inspection by the Investors and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Issuer pursuant to this Section 2.05 and any attorney, accountant or other professional retained by the Investors or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Issuer’s officers, managers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law. Each Holder agrees that at the time that such Holder is a Participating Holder, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Share Equivalents unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Issuer shall cause to be furnished to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such managing underwriter therefor reasonably requests; provided, that, if a signed counterpart of an opinion or opinions of counsel to the Issuer is furnished to the Investors, such opinion or opinions of counsel to the Issuer shall also be furnished to each other Participating Holder holding Registrable Securities.

(i) The Issuer shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. The Issuer shall cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA.

(j) The Issuer may require each Participating Holder, by written notice given to each such Participating Holder not less than ten (10) days prior to the filing date of such Registration Statement, to promptly, and in any event within seven (7) days after receipt of such notice, furnish in writing to the Issuer such information regarding the distribution of the Registrable Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration. Each holder of Registrable Securities agrees to furnish such information to the Issuer and cooperate with the Issuer as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

(k) Each Holder agrees that at the time that such Holder is a Participating Holder, upon receipt of any written notice from the Issuer of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a Registration Statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Issuer, such Holder shall deliver to the Issuer all copies, other than any permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Issuer shall give such notice, the Issuer shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 2.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(e) to the date when the Issuer shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e).

(l) The Issuer shall use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on the New York Stock Exchange or any other securities exchange (including NASDAQ) on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange (including NASDAQ) on which similar securities issued by the Issuer are then listed, and if no such similar securities are listed, on any national securities exchange.

(m) The Issuer shall have appropriate officers of the Issuer (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Securities, and (iii) otherwise use their reasonable best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) If any Registration Statement refers to any Holder by name or otherwise as the holder of any Share Equivalents, and if, based on the reasonable advice of such Holder’s counsel, such Holder is or would be deemed to be an underwriter or a controlling person of the Issuer, then such Holder shall have the right to require (i) the insertion of language in the Registration Statement, in form and substance satisfactory to such Holder and presented to the Issuer in writing, to the effect that the holding by such Holder of such Share Equivalents is not to be construed as a recommendation by such Holder of the investment quality of the Issuer’s equity securities covered thereby and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

ARTICLE III

INDEMNIFICATION AND CONTRIBUTION

Section 3.01. Indemnification.

(a) Indemnification by the Issuer. The Issuer shall indemnify and hold harmless each Holder, its officers, directors, employees, managers, members, stockholders, partners, agents and Affiliates, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “IPO Indemnified Parties”) from and against any and all losses, claims, actions, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), joint or several, (“Damages”) caused by, arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) (each, as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Issuer by such Holder or on such Holder’s behalf expressly for use therein. The indemnification provided for under this Section 3.01 shall remain in full force and effect regardless of any investigation made by or on behalf of an IPO Indemnified Party or a subsequent Transfer by an IPO Indemnified Party of its equity securities in the Issuer. No Holder shall be liable under this Section 3.01 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

(b) Indemnification by the Participating Holders. Each Holder, at the time that such Holder is a Participating Holder, agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the Issuer, its officers, managers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to information furnished in writing to the Issuer by such Holder or on such Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Articles II, III and Sections 4.08, 4.09 and 4.12, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Holder shall be liable under this Section 3.01(b) for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

(c) Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Articles II, III and Sections 4.08, 4.09 and 4.12, such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (a) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, (b) does not contain a statement about or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (c) does not commit such Indemnified Party to take, or hold back from taking, any action.

Section 3.02. Contribution.

(a) If the indemnification provided for in Section 3.01 is unavailable to the Indemnified Parties or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Issuer on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.02(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.02(b), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate exceeds the amount of any Damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Subject to the foregoing and as among the Holders, each Holder’s obligation to contribute pursuant to this Section 3.02(b) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Participating Holder and not joint.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Term. This Agreement shall terminate upon the time as there are no Registrable Securities, except for the all the provisions of Articles III and IV, which shall survive any, such termination.

Section 4.02. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the Commission or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed Registration Statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Issuer has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement.

Section 4.03. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit the Investors, the FS Group or any of their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to Shares or any securities convertible into or exercisable or exchangeable for Shares acquired by the Investors, the FS Group or any of their Affiliates following the effective date of the first Registration Statement of the Issuer covering Shares (or other securities) to be sold on behalf of the Issuer in an underwritten Public Offering.

Section 4.04. Specific Performance, Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 4.05. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the -successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 4.06. Notices. In the event a notice or other document is required to be sent hereunder to the Company or any Holder or legal representative of a Holder, such notice or other document shall be made in writing by hand-delivery, registered or certified first class mail, fax, email or courier guaranteeing overnight delivery to such party at the following addresses (or at such other address as shall be given in writing by any party to the others):

in the case of the Issuer, to each of the following:

PSAV, Inc.
5100 N. River Road, Suite 300
Schiller Park, IL 60176
Attn:	J. Whitney Markowitz
Facsimile:	(866) 312-4081
Email:	wmarkowitz@psav.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello
Facsimile:	(212) 310-8007
Email:	michael.aiello@weil.com

if to the GS Investor Group, to:

Broad Street Principal Investments, L.L.C.
200 West Street
New York, New York 10282-2198
Attention:	Bradley J. Gross
Facsimile:	212-357-5505
Email:	Bradley.Gross@gs.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello
Facsimile:	(212) 310-8007
Email:	michael.aiello@weil.com

if to the Olympus Investor, to:

Olympus Growth Fund VI, L.P.
Metro Center
One Station Place
Stamford, CT 06902
Attention:	Evan Eason
Facsimile:	(203) 353-5910
Email:	eeason@OlympusPartners.com

with a copy (which shall not constitute written notice) to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60622
Attention:	John A. Schoenfeld
Benjamin P. Clinger
Facsimile:	(312) 862-2200
Email:	jschoenfeld@kirkland.com
bclinger@kirkland.com

if to the FS Group, to:

GSO / Blackstone Debt Funds Management LLC
345 Park Avenue, 31st Floor
New York, NY 10154
Attention:	Angelina Perkovic
Shaker Choudhury
Facsimile:	(972) 499-4213
Email:	19724994213@tls.ldsprod.com
14693756959@tls.ldsprod.com

with a copy (which shall not constitute written notice) to:

Race Street Funding LLC/ FS Investment Corporation II
Franklin Square Capital Partners
201 Rouse Boulevard
Philadelphia, PA 19112
Attention:	Angelina Perkovic
Facsimile:	(972) 499-4213
Email:	19724994213@tls.ldsprod.com

with a copy (which shall not constitute written notice) to:

Proskauer Rose LLP
One International Place
Boston, MA 02110-2600
Attention:	Michael J. Mano
Facsimile:	(617) 526-9899
Email:	mmano@proskauer.com

If to any Holder, to the address or email address set forth on the books of the Issuer or any other address or email address as a party may hereafter specify for such purpose to the Issuer. Any notice sent to one of the Investors shall also be sent to the other Investor. A copy of the notice sent to one of the Management Holders shall be sent to its legal counsel at Thompson Coburn LLP 55 E Monroe Street Chicago, Illinois 60603.

The Issuer or any Holder or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Issuer, and the Issuer shall, upon the request of any such Person, notify the other parties hereto of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmation is received, if faxed or emailed; and on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery.

Section 4.07. Amendment; Wavier. Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Investors or, in the case of a waiver, by any of the following parties against whom such waiver is to be effective with respect to the Company or Holders, as applicable: (i) the Company, (ii) the Investors, (iii) the FS Group and (iv) the Management Holders, provided, that (a) any amendment that would have a disproportionate material adverse effect on a Holder relative to the Investors shall require the written consent of the effected Holder, (b) this Section 4.07 may not be amended without the prior written consent of all of the Holders, (c) Section 4.10 and Section 4.11 cannot be amended without the prior written consent of the FS Group and (d) only the Company’s signature is required to waive the provisions of Section 4.10.

Section 4.08. Restriction on Issuer/ Issuer Grants of Subsequent Registration Rights. So long as the Investors hold any Registrable Securities in respect of which registration rights provided for in Section 2.01 of this Agreement remain in effect, the Issuer will not, directly or indirectly, without the prior written consent of each of the Investors, grant to any Person or agree to otherwise become obligated in respect of (i) the rights of registration in the nature or substantially in the nature of those set forth in Section 2.01 of this Agreement that would have priority over or parity with the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise its rights under Section 2.01.

Section 4.09. Cooperation by the Issuer. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities to the public without registration, the Board agrees to use, and to cause the Issuer to use, its reasonable best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Issuer becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to any Holder, so long as such Holder owns any Registrable Securities, (i) upon request by such Holder, a written statement by the Issuer that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Issuer for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) upon request by such Holder, a copy of the most recent annual or quarterly report of the Issuer and (iii) such other reports and documents of the Issuer and other information in the possession of, or reasonably obtainable by, the Issuer as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

(d) upon the request of any Holder, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Holder’s counsel, and shall act in accordance with the written instructions of such Holder’s counsel, with respect to any transfer of Share Equivalents.

Section 4.10. FS Group Transfer Restrictions. No member of the FS Group shall Transfer any of its Share Equivalents except (i) to a Permitted Transferee (such Permitted Transferee to enter into a joinder as provided for in Section 4.12(b)), (ii) pursuant to a Piggyback Registration under Section 2.02 or (iii) pursuant to a Tag-Along Sale under Section 4.11; provided, however, that the FS Group is permitted to collectively Transfer, on a daily basis, an aggregate number of Share Equivalents that does not exceed 5% of the average daily trading volume of Shares during the twenty (20) trading days immediately prior to the date on which an agreement is made to Transfer the Share Equivalents.

Section 4.11. FS Group Rule 144 Tag-Along Right.

(a) For so long as the transfer restriction set forth in Section 4.10 shall be in effect, if any Investor proposes to sell (such selling Investor, the “Tag-Along Seller”) any of its Share Equivalents pursuant to an unregistered resale under Rule 144 (the “Tag-Along Sale”), each member of the FS Group shall be entitled to sell up to its Tag-Along Portion in such Tag-Along Sale on the same terms and conditions as the Tag-Along Seller (a “Tag-Along Sale”). For the avoidance of doubt, the Tag-Along Rights pursuant to this Section 4.11 shall not apply in the case of distributions-in-kind to an Investor’s limited or other partners, members or other equity holders.

(b) The Tag-Along Seller shall provide written notice to the FS Group five Business Days prior to consummation of the Tag-Along Sale (the “Tag-Along Notice”), and offer each member of the FS Group (the “Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 4.11.The Tag-Along Notice shall identify the number and class of Share Equivalents proposed to be sold by the Tag-Along Seller, the minimum price per Share Equivalent and all other material terms and conditions of the Tag-Along Offer.

(c) From the date of its receipt of the Tag-Along Notice, each member of the FS Group shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along

Response Notice”) given to the Tag-Along Seller within two (2) days after receipt by the FS Group of the Tag-Along Notice (such time period, the “Tag-Along Notice Period”), to notify the Tag-Along Seller of the FS Group member’s intent to include in the proposed Transfer a number of Share Equivalents held by such member of the FS Group (such number of Share Equivalents shall not in any event exceed its Tag-Along Portion). Each member of the FS Group that exercises its Tag-Along Rights hereunder (the “Tagging Persons”) shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, wire transfer instructions for payment of the purchase price for such Share Equivalents of such Tagging Persons to be included in the Tag-Along Sale.

(d) Delivery of the Tag-Along Response Notice shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons. In order to participate in a Tag-Along Sale, the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(e) The Tag-Along Seller shall obtain the inclusion in the proposed Tag-Along Sale of the entire number of Share Equivalents which each of the Tagging Persons requested to have included in the Tag-Along Sale (as evidenced in the case of the Tag-Along Seller by the Tag-Along Notice and in the case of each Tagging Person by such Tagging Person’s Tag-Along Response Notice).

(f) Notwithstanding anything contained in this Section 4.11, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons if the Tag-Along Sale is not consummated for whatever reason. The decision to consummate a sale of Share Equivalents pursuant to this Section 4.11 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(g) If at the termination of the Tag-Along Notice Period, any member of the FS Group has not elected to participate in the Tag-Along Sale, such member of the FS Group shall be deemed to have waived its rights under Section 4.11(a) with respect to, and only with respect to, the Transfer of its Share Equivalents pursuant to such Tag-Along Sale.

(h) This Agreement, and all of the FS Group’s obligations hereunder, shall automatically terminate (without any action by any member of the FS Group) as to each member of the FS Group when the FS Group ceases to beneficially own at least 75% of the aggregate number of Share Equivalents beneficially owned by the FS Group immediately following consummation by the Issuer of the Initial Public Offering (including any additional closing(s) pursuant to the underwriters’ of the Initial Public Offering option to purchase additional shares).

Section 4.12. Successors, Assigns and Transferees.

(a) Following an Initial Public Offering, the registration rights granted pursuant to this Agreement shall not be assignable or Transferred except to a Permitted Transferee in accordance with Section 4.12.

(b) If any Permitted Transferee shall acquire Share Equivalents from any Holder in compliance with the terms of this Agreement, such transferring Holder shall promptly notify the Issuer and, except to the extent limited by such Holder transferring such Share Equivalents, such Share Equivalents acquired from such Holder shall be subject to all of the terms of this Agreement, and any transferee thereof shall execute and deliver to the Issuer a joinder agreement in the form of Exhibit A, whereupon such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the terms and provisions of this Agreement that are applicable to the Holder transferring such Share Equivalents.

Section 4.13. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

Section 4.14. Third Parties. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnified Party pursuant to Article III shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

Section 4.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

(b) Any claim, action, suit or proceeding (whether in contract or tort) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

(c) Subject to applicable Law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable Law, each party agrees that service of process on such party as provided in Section 4.06 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, TO THE EXTENT NO PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT

SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.15 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, then, so long as no party is deprived of the benefits of this Agreement in any material respect, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 4.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.17.

Section 4.18. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

[Signature Pages Follow]

PSAV, INC.

By:
Name:	J. Whitney Markowitz
Title:	Chief Legal Officer and Secretary

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:
Name:
Title:	Vice President

BRIDGE STREET 2013 HOLDINGS, L.P.
By:	Bridge Street Opportunities Advisors, L.L.C.,
its general partner

By:
Name:
Title:	Vice President

MBD 2013 HOLDINGS, L.P.
By:	MBD Advisors, L.L.C., its general partner

By:
Name:
Title:

OLYMPUS GROWTH FUND VI, L.P.
By:	OGP VI, LLC, its General Partner

By:
Name:
Title:

RACE STREET FUNDING LLC
By: FS Investment Corporation, as Sole Member
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:
Name:
Title:

FS INVESTMENT CORPORATION II
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:
Name:
Title:

J. MICHAEL MCILWAIN

J. WHITNEY MARKOWITZ

SKYLAR CUNNINGHAM

BENJAMIN E. ERWIN

LOUIS J. D’AMBROSIO

JOHN J. GAVIN

LARRY B. PORCELLATO

PORCELLATO LIVING TRUST DATED AUGUST 27, 2015

By:
Name:	Larry B. Porcellato, Trustee

EXHIBIT A

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

[●], 20[●]

This Joinder Agreement (the “Joinder Agreement”) is made as of the date written above by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [●], 2015 (as amended and restated or otherwise modified from time to time, the “Registration Rights Agreement”) among PSAV, Inc. and the other persons listed on the signature pages thereto. Capitalized terms used, but not defined, herein shall have the respective meanings of ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Holder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

Name:
Address:
Telephone:
Facsimile:

AGREED ON THIS [ ] day of [ ], 20 :

PSAV, INC.

By:
Name:
Title: